  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
Westgate II Purchase Agreement
On March 19, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), entered into a purchase and sale agreement (the "Westgate II Purchase Agreement") with an unaffiliated third party for the purchase of the Westgate II property (as defined below). On April 1, 2015, the Sponsor assigned its interest in the Westgate II Purchase Agreement to a wholly-owned subsidiary of the Registrant's operating partnership, and the Registrant closed on the acquisition of the Westgate II property, as described in Item 2.01 below. The information in this Item 1.01 description and Item 2.01 below is qualified in its entirety by the full Westgate II Purchase Agreement, which is attached as Exhibit 10.1 hereto. See also the description of the Westgate II lease in Item 2.01 below.
Item 2.01.    Completion of Acquisition or Disposition of Assets
On April 1, 2015, the Registrant acquired a four story Class A office property consisting of approximately 186,300 net rentable square feet located in Houston, Texas (the "Westgate II property"). The Westgate II property is leased in its entirety to Wood Group Mustang Inc., one of three business units of parent company John Wood Group Plc. ("Wood Group"). The purchase price for the Westgate II property was $57 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant's advisor were funded with proceeds from the Registrant's public offering and a draw of $30 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, National Association ("KeyBank") serves as administrative agent and JPMorgan Chase Bank, N.A. ("JPMorgan") serves as syndication agent (the "KeyBank Revolving Credit Facility"). The Registrant's advisor earned and was paid $1.14 million in acquisition fees in connection with the acquisition of the Westgate II property. The Registrant incurred acquisition expenses of $0.57 million in connection with the acquisition of the Westgate II property, approximately $0.43 million of which were reimbursed or paid to the Registrant's advisor and approximately $0.14 million of which were paid to unaffiliated third parties.
Wood Group is an international energy services company that operates in more than 50 countries. Wood Group is publicly traded on the London Stock Exchange, and is shadow rated IG8 on Bloomberg's proprietary rating system, which the Registrant believes is approximately equivalent to an S&P investment grade rating of BBB/BBB+. The Westgate II property is located immediately adjacent to the building known as the Westgate III property, and both buildings comprise the core of the tenant's corporate headquarters campus.
The Westgate II property is located in the Energy Corridor of Houston, Texas, and is part of the Houston-Sugarland-Baytown metropolitan statistical area. The tenant has occupied the Westgate II property since the property's completion in 2014, and the tenant's operations have been located within the Park 10 Regional Business Center ("Park 10") in which the Westgate II property sits for over 25 years. During the tenant's tenure in Park 10, the tenant has expanded its presence and currently encompasses eight buildings. The Westgate II property and Westgate III properties are the most recent additions to Park 10, and the tenant has been consolidating employees into both buildings. For these reasons, the Registrant believes the Westgate II property is a business essential facility to the company's overall operations.
The Westgate II lease, as amended, is a triple-net lease with a remaining term of approximately nine years upon the Registrant's acquisition, expiring in April 2024. The current annual base rent is approximately $3.8 million, with 2.5% annual rental increases. Under the Westgate II lease, the tenant has a choice of either two five-year renewal options or one ten-year renewal option, each at fair market value, and no termination option. Wood Group also serves as the guarantor for the tenant's obligations under the Westgate II lease. The information related to the Westgate II lease in this Item 2.01 description is qualified in its entirety by the full Westgate II lease, which is attached as Exhibit 10.2 hereto.
The going-in capitalization rate for the Westgate II property is 6.68%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenant including base rental revenue, parking revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
The tenant will be responsible for managing the Westgate II property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1% of the gross monthly revenues collected from the Westgate II property.
Item 9.01.    Financial Statements and Exhibits
(a)    Financial Statements of Real Estate Acquired.
Since the Westgate II property is leased to a single tenant on a long-term basis under a net lease, the Registrant believes that financial information about the parent company of the tenant is more relevant to investors than financial statements of the property acquired. Wood Group, the parent company, is a public company which currently provides its financial statements in reports to investors. These reports can be found on Wood Group's website at http://www.woodgroup.com/investors/annual-interim-reports/pages/default.aspx.
(b)    Pro forma financial information.
Since it is impracticable to provide the required pro forma financial statements for the acquired real property described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before June 17, 2015 by amendment to this Form 8-K.
(d)    Exhibits.
10.1    Westgate II Purchase Agreement dated March 19, 2015
10.2    Westgate II Lease dated September 10, 2012
10.3    Amendment No. 1 to Westgate II Lease dated February 28, 2013
10.4    Amendment No. 2 to Westgate II Lease dated May 9, 2014
10.5    Amendment No. 3 to Westgate II Lease dated June 16, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: April 7, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary